Investor Day NOVEMBER 13, 2015

2I N V E S T O R D A Y 2 0 1 5 Disclosures Forward Looking Statements This presentation, and statements made in connection with this presentation, contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize any or all of these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained herein. These risks and uncertainties include, among other things, various factors discussed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for 2014 (filed with the SEC on February 6, 2015), and those listed in the press release dated November 13, 2015 issued in connection with this presentation, which are available under Investor Relations on the company’s website at www.celanese.com. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Results Unaudited The results in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year. Presentation This presentation presents the company’s business segments in two subtotals, Acetyl Chain and Materials Solutions, based on similarities among customers, business models and technical processes. The Acetyl Chain includes the company’s Acetyl Intermediates segment and the Industrial Specialties segment. Materials Solutions includes the company’s Advanced Engineered Materials segment and the Consumer Specialties segment. For comparative purposes, the historical financial information included herein has been presented to reflect the Acetyl Chain and Materials Solutions subtotals. There has been no change to the composition of the company’s business segments. Non-GAAP Financial Measures This presentation, and statements made in connection with this presentation, contain references to non-GAAP financial measures. For more information on the non-GAAP financial measures used by the company and referenced in this presentation, including definitions and reconciliations with comparable GAAP financial measures, as well as prior period information, please refer to the Non-US GAAP Financial Measures and Supplemental Information documents available under Investor Relations/Financial Information/Non-GAAP Financial Measures on our website, www.celanese.com.

3I N V E S T O R D A Y 2 0 1 5 What we’ll go over today Mark Rohr Chairman and Chief Executive Officer Ashish Kulkarni Chief Technology Officer Chris Jensen Chief Financial Officer Pat Quarles President Scott Sutton President 8.00a – 8.30a Celanese Overview 9.30a – 11.00a Innovation Showcase 8.30a – 9.00a Acetyls Chain 11.00a – 11.30a Financial Leadership 11.30a – 12.15p Wrap-up / Q&A 12.15p – 1.00p Lunch & Networking 9.00a – 9.30a Materials Solutions